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                                                                    EXHIBIT 99.1
THE PNC FINANCIAL SERVICES GROUP, INC.
QUARTERLY PROFORMA INCOME STATEMENTS REFLECTING DISCONTINUED OPERATIONS

On October 2, 2000, the Corporation announced that it reached a definitive agreement for Washington Mutual, F.A. to acquire the stock of PNC's residential mortgage banking affiliates. As a result of the pending sale, earnings for the residential mortgage banking business are reflected as discontinued operations throughout the Corporation's financial statements. Earnings of the residential mortgage banking business are shown separately on one line in the income statement for all periods presented. The following quarterly proforma income statements represent PNC's results of operations using discontinued operations accounting presentation for the residential mortgage banking business.

These quarterly proforma income statements do not purport to represent the results of operations of PNC had the pending sale of the residential mortgage banking business occurred during or prior to any of the quarters presented, or that may be attained in the future.


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                                                                    Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.
QUARTERLY PROFORMA INCOME STATEMENTS REFLECTING DISCONTINUED OPERATIONS

Three months ended                                                June 30       March 31
Dollars in millions, except per share data                           2000           2000
----------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                            $1,009           $984
Securities available for sale                                          97             94
Loans held for sale                                                    52             64
Other                                                                  22             19
----------------------------------------------------------------------------------------
   Total interest income                                            1,180          1,161
----------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                              397            369
Borrowed funds                                                        238            237
----------------------------------------------------------------------------------------
   Total interest expense                                             635            606
----------------------------------------------------------------------------------------
   Net interest income                                                545            555
Provision for credit losses                                            35             31
----------------------------------------------------------------------------------------
   Net interest income less provision for credit losses               510            524
----------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                      196            186
Fund servicing                                                        164            155
Service charges on deposits                                            50             50
Brokerage                                                              60             71
Consumer services                                                      51             47
Corporate services                                                     80             82
Equity management                                                      48             87
Net securities losses                                                                 (3)
Other                                                                  79             53
----------------------------------------------------------------------------------------
   Total noninterest income                                           728            728
----------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Staff expense                                                         396            411
Net occupancy                                                          48             53
Equipment                                                              55             56
Amortization                                                           28             28
Marketing                                                              19             13
Distributions on capital securities                                    17             16
Other                                                                 217            215
----------------------------------------------------------------------------------------
   Total noninterest expense                                          780            792
----------------------------------------------------------------------------------------
Income from continuing operations before income taxes                 458            460
Income taxes                                                          159            158
----------------------------------------------------------------------------------------
   Income from continuing operations                                 $299           $302
----------------------------------------------------------------------------------------
Income from discontinued operations (less applicable income
taxes of $10 and $5)                                                   16              6
----------------------------------------------------------------------------------------
   Net income                                                        $315           $308
----------------------------------------------------------------------------------------

Income from continuing operations applicable to diluted
  earnings                                                           $295           $297
Net income applicable to diluted earnings                             311            303

EARNINGS PER COMMON SHARE
Continuing operations
Basic                                                               $1.01          $1.02
Diluted                                                              1.01           1.01
Net income
Basic                                                               $1.07          $1.04
Diluted                                                              1.06           1.03

CASH DIVIDENDS DECLARED PER COMMON SHARE                              .45            .45

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                               289.8          291.9
Diluted                                                             292.2          294.1
========================================================================================



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                                                                    Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.
QUARTERLY PROFORMA INCOME STATEMENTS REFLECTING DISCONTINUED OPERATIONS

Three months ended                                                 December 31   September 30       June 30      March 31
Dollars in millions, except per share data                                1999           1999          1999          1999
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                   $985           $982          $987        $1,111
Securities available for sale                                               96             98            94            74
Loans held for sale                                                         43             31            23             7
Other                                                                       13             14            12            13
-------------------------------------------------------------------------------------------------------------------------
   Total interest income                                                 1,137          1,125         1,116         1,205
-------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                                   345            340           333           351
Borrowed funds                                                             230            212           207           221
-------------------------------------------------------------------------------------------------------------------------
   Total interest expense                                                  575            552           540           572
-------------------------------------------------------------------------------------------------------------------------
   Net interest income                                                     562            573           576           633
Provision for credit losses                                                 30             30            25            78
-------------------------------------------------------------------------------------------------------------------------
   Net interest income less provision for credit losses                    532            543           551           555
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Asset management                                                           176            175           169           161
Fund servicing                                                              89             56            54            52
Service charges on deposits                                                 53             53            51            50
Brokerage                                                                   58             52            53            56
Consumer services                                                           52             49            48            69
Corporate services                                                          36             76            84           (63)
Equity management                                                           52             22            17             9
Net securities (losses) gains                                              (22)             2            42
Sale of subsidiary stock                                                    64
Other                                                                       67             86            71           331
-------------------------------------------------------------------------------------------------------------------------
   Total noninterest income                                                625            571           589           665
-------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Staff expense                                                              364            324           322           370
Net occupancy                                                               48             47            46            83
Equipment                                                                   52             48            48            84
Amortization                                                                23             20            21            28
Marketing                                                                   24             17            15            14
Distributions on capital securities                                         17             16            16            16
Other                                                                      225            184           216           155
-------------------------------------------------------------------------------------------------------------------------
   Total noninterest expense                                               753            656           684           750
-------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                      404            458           456           470
Income taxes                                                               117            159           154           156
-------------------------------------------------------------------------------------------------------------------------
   Income from continuing operations                                      $287           $299          $302          $314
-------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations (less applicable income
taxes of $12, $12, $10 and $7)                                              17             21            13            11
-------------------------------------------------------------------------------------------------------------------------
   Net income                                                             $304           $320          $315          $325
-------------------------------------------------------------------------------------------------------------------------

Income from continuing operations applicable to diluted earnings          $282           $294          $298          $310
Net income applicable to diluted earnings                                  299            315           311           321

EARNINGS PER COMMON SHARE
Continuing operations
Basic                                                                     $.96          $1.00         $1.00         $1.02
Diluted                                                                    .95            .99           .99          1.01
Core diluted                                                               .95            .93           .94           .90
Net income
Basic                                                                    $1.02          $1.07         $1.04         $1.06
Diluted                                                                   1.01           1.06          1.03          1.05
Core diluted                                                              1.01           1.00           .98           .94
CASH DIVIDENDS DECLARED PER COMMON SHARE                                   .45            .41           .41           .41

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                    293.4          294.5         297.4         302.3
Diluted                                                                  296.3          297.6         300.9         305.5
=========================================================================================================================